UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, which was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on March 2, 2016 and approved by the Company’s Board of Directors. The Certificate of Amendment effects a one-for-twenty reverse stock split of the outstanding shares of Common Stock of the Company in which each 20 issued and outstanding shares of Common Stock, $0.001 par value, are combined and converted into one share of Common Stock, $0.001 par value. The reverse stock split becomes effective as of 5:00 p.m. Pacific time on March 4, 2016. No fractional shares of Common Stock will be issued in connection with the reverse stock split. A holder of the old Common Stock who would have otherwise been entitled to a fractional share of the new Common Stock will be entitled to receive one whole share of the new Common Stock for such fractional share interest. This summary is qualified in its entirety by reference to the Certificate of Amendment to the Sixth Amended and Restated Company’s Certificate of Incorporation attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

The Company expects that the reverse stock split will be effective for trading purposes upon the commencement of trading on March 7, 2016, at which point the Company’s Common Stock will begin trading on a split adjusted basis on The Nasdaq Capital Market. Proportional adjustments will be made to the Company’s incentive plan reserve and to the Company’s outstanding stock options, restricted stock unit awards and warrants as well. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01. Nasdaq has informed the Company that no change will be made to the symbol, “KOOL” in connection with the reverse stock split.

Computershare, the Company’s transfer agent, is acting as the exchange agent for the reverse split. Stockholders of record as of close of business on March 4, 2016 will receive the forms and notices to exchange their existing shares for the new shares from the exchange agent, or from their bank, broker or other nominee holder. Stockholders will not receive fractional shares in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive fractional shares of Common Stock are entitled to receive one whole share of the new Common Stock for the fractional share interest upon the submission of a letter of transmittal by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s underlying stock certificates. Stockholders who hold stock certificates evidencing their shares of the Company’s Common Stock are advised that they should not send in their stock certificates until they receive a letter of transmittal, which will contain detailed instructions for exchanging their existing stock certificates. After the reverse stock split, the Company’s Common Stock has a new CUSIP number 157131202, but the par value and other terms of the Common Stock were not affected by the reverse stock split.

The Company’s Board of Directors implemented the reverse stock split with the objective of regaining compliance with the minimum bid price listing maintenance requirements of The Nasdaq Capital Market. The reverse split also will have the effect of increasing the number of shares of Common Stock available for issuance by the Company.

The information contained in this Item 7.01 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Exhibit

	3.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation

	99.1	Press Release of Cesca Therapeutics Inc. dated March 4, 2016 (furnished herewith pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: March 4, 2016	/s/ Michael Bruch
Michael Bruch
Chief Financial Officer